     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1997


                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             BANC ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Ohio                                  31-0738296
-----------------------------------     ----------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                      43271
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                     Liberty Bancorp, Inc. Profit Sharing,
               Salary Deferral and Employee Stock Ownership Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                              Steven Alan Bennett
                   Senior Vice President and General Counsel
                              BANC ONE CORPORATION
                              Department OH1-0158
                100 East Broad Street, Columbus, Ohio 43271-0158
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                  614/248-7590
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                With Copies to:
                            Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                              Department OH1-0158
                             100 East Broad Street
                           Columbus, Ohio 43271-0158
                                  614-248-5304

                                        Calculation of Registration Fee
===========================================================================================================
                                                       Proposed            Proposed
                                                       maximum              maximum
                                    Amount             offering            aggregate             Amount of
Title of securities                 to be               price               offering           registration
 to be registered                registered(1)       per share(2)            price                fee(2)
-----------------------------------------------------------------------------------------------------------
Common Stock                        45,000             $45.1875           $ 2,033,438             $   617

Interests in the Liberty
Bancorp, Inc. Profit
Sharing, Salary Deferral
and Employee Stock
Ownership Plan (3)
===========================================================================================================

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low trade prices of the Common Stock on the New York Stock Exchange on June 12, 1997.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Liberty Bancorp, Inc. Profit Sharing, Salary Deferral and Employee Stock Ownership Plan.

                       -------------------------

Exhibit Index on page II-9.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Form 10-K/A filed March 21, 1997).

      2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      3. The Registrant's Current Reports on Form 8-K filed January 28, 1997, January 29, 1997, April 17, 1997 and April 24, 1997.

      4. The description of the Common Stock contained in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-B on May 1, 1989, including any amendment or report filed for the purpose of updating such description.

      5. The Annual Report on Form 11-K for the fiscal year ended December 31, 1995 of the Liberty Bancorp, Inc. Profit Sharing, Salary Deferral and Employee Stock Ownership Plan (the "Plan").

      In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.       Description of Securities.

      Not Applicable.


ITEM 5.       Interests of Named Experts and Counsel.

      The validity of the Common Stock to be issued pursuant to the Plan will be passed upon by Steven Alan Bennett, Senior Vice President and General Counsel of the Registrant. Mr. Bennett owns a number of shares of Common Stock and holds options to purchase additional shares of Common Stock.

ITEM 6.       Indemnification of Directors and Officers.

      Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.       Exemption from Registration Claimed.

      Not Applicable.


ITEM 8.       Exhibits.

      See the Exhibit Index attached hereto.

      The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.       Undertakings.

      A.      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 17, 1997.

                                             BANC ONE CORPORATION


                                             By:       /s/ Steven Alan Bennett
                                                      ------------------------
                                                      Steven Alan Bennett
                                                      Senior Vice President
                                                      and General Counsel

                               POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Steven Alan Bennett, William P. Boardman, Bobby L. Doxey, Richard D. Lodge or Michael J. McMennamin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statements filed by BANC ONE CORPORATION pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                     Title                               Date
           ---------                                     -----                               ----
 /s/ John B. McCoy                                Chairman of the Board                  June 17, 1997
-------------------------------                   (Principal Executive
John B. McCoy                                     Officer & Director)


 /s/ Richard J. Lehmann                           President and Director                 June 17, 1997
------------------------------
Richard J. Lehmann

           Signature                                     Title                               Date
           ---------                                     -----                               ----
 /s/ Michael J. McMennamin                        Executive Vice President              June 17, 1997
-------------------------------                   (Principal Financial
Michael J. McMennamin                             Officer)


 /s/ Bobby L. Doxey                               Controller (Principal                 June 17, 1997
-------------------------------                   Accounting Officer)
Bobby L. Doxey


 /s/ Bennett Dorrance                             Director                              June 17, 1997
-------------------------------
Bennett Dorrance


 /s/ Charles E. Exley, Jr.                        Director                              June 17, 1997
-------------------------------
Charles E. Exley, Jr.


 /s/ E. Gordon Gee                                Director                              June 17, 1997
-------------------------------
E. Gordon Gee


 /s/ John R. Hall                                 Director                              June 17, 1997
-------------------------------
John R. Hall


 /s/ Laban P. Jackson, Jr.                        Director                              June 17, 1997
-------------------------------
Laban P. Jackson, Jr.


 /s/ John W. Kessler                              Director                              June 17, 1997
-------------------------------
John W. Kessler


 /s/ John G. McCoy                                Director                              June 17, 1997
-------------------------------
John G. McCoy


 /s/ Thekla R. Shackelford                        Director                              June 17, 1997
-------------------------------
Thekla R. Shackelford


 /s/ Alex Shumate                                 Director                              June 17, 1997
-------------------------------
Alex Shumate


 /s/ Frederick P. Stratton, Jr.                   Director                              June 17, 1997
-------------------------------
Frederick P. Stratton, Jr.


 /s/ Robert D. Walter                             Director                              June 17, 1997
-------------------------------
Robert D. Walter

The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Employee Benefits Administration Committee of Banc One Oklahoma Corporation, the administrator of the Plan, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on June 17, 1997.

                               POWER OF ATTORNEY

We, the undersigned members of the Employee Benefits Administration Committee of Banc One Oklahoma Corporation, hereby severally constitute and appoint Steven Alan Bennett, William P. Boardman, Bobby L. Doxey, Richard D. Lodge or Michael J. McMennamin and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of the undersigned committee members and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on the dates indicated.

           Signature                                     Title                               Date
           ---------                                     -----                               ----
/s/ Daniel L. Shelton                             Chairman of the Employee                June 16, 1997
-------------------------------                   Benefits Administration
Daniel L. Shelton                                 Committee



/s/ Mischa Gorkuscha                              Member of the Employee                  June 16, 1997
-------------------------------                   Benefits Administration
Mischa Gorkuscha                                  Committee



/s/ Debra G. Masters                              Member of the Employee                  June 16, 1997
-------------------------------                   Benefits Administration
Debra G. Masters                                  Committee



/s/ Douglas L. Ruhl                               Member of the Employee                  June 16, 1997
-------------------------------                   Benefits Administration
Douglas L. Ruhl                                   Committee


/s/ G. Steven Puckett                             Member of the Employee                  June 16, 1997
-------------------------------                   Benefits Administration
G. Steven Puckett                                 Committee


                                 EXHIBIT INDEX
                        FORM S-8 REGISTRATION STATEMENT



Exhibit No.                      Description of Exhibit
-----------                      ----------------------
        4         Amended Articles of Incorporation of the Registrant
                  (incorporated by reference from Exhibit 3-1 of the
                  Registrant's Annual Report on Form 10-K for the year ended
                  December 31,
                  1991).


        5 Opinion of Steven Alan Bennett, Esq., Senior Vice President and General Counsel of the Registrant, regarding the legality of the securities being offered, including consent.


       23.1       Consent of Steven Alan Bennett, Esq.,
                  Senior Vice President and General Counsel of the Registrant (included in Exhibit 5 attached hereto).


       23.2       Consent of Coopers & Lybrand L.L.P.

       23.3       Consent of Arthur Andersen LLP.

       24         Powers of Attorney (included elsewhere in
                  Part II of this Registration Statement).